Vitality Biopharma Appoints Former Ohio Governor Richard F. Celeste to Board

LOS ANGELES, CA – (GLOBE NEWSWIRE – January 24, 2019) — Vitality Biopharma, Inc. (Ticker: VBIO) (“Vitality Biopharma,” “Vitality,” or the “Company”), a corporation dedicated to the development of cannabinoid prodrug pharmaceuticals, and to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders, is pleased to announce that it has added an additional position on its board of directors and has appointed former Ohio Governor Richard F. Celeste to serve in that post.

Governor Celeste has had a remarkable career in both the public and private sector. A former Rhodes Scholar, Governor Celeste’s lifework has included:

●	State Representative, Ohio House of Representatives;
●	Lt. Governor, State of Ohio;
●	Director, United States Peace Corps (appointed by President Carter);
●	Governor, State of Ohio (two terms);
●	Chairman of the Government-University-Industry Research Roundtable at the National Academy of Sciences;
●	United States Ambassador to India (appointed by President Clinton);
●	President, Colorado College, Colorado Springs, Colorado (nine years).

The Company welcomes the extensive experience in both public and private enterprise that Governor Celeste brings to his new position with Vitality Biopharma.

“Vitality Biopharma is at the cutting edge in the development and use of cannabis for the treatment of serious medical conditions,” commented Edward Feighan, Chairman of Vitality. “Governor Celeste’s broad experience and knowledge of public policy and healthcare dynamics will be exceedingly helpful as the Company grows and begins to commercialize its portfolio of cannabis-based therapeutics.”

Vitality has completed extensive development of cannabinoid pharmaceuticals targeting treatment of gastrointestinal conditions, including Crohn’s disease and ulcerative colitis. With positive results in preclinical studies, the Company is now planning to initiate FDA and DEA-compliant clinical trials in the United States.

“I am honored and enthused to serve on the Board of Vitality Biopharma,” Governor Celeste said. “The Company is led by a seasoned group of physicians, researchers, and executives, and we are now witnessing dramatics shifts in the understanding and acceptance of how cannabis-based medicines can be used. Vitality is clearly positioned to be one of the most consequential pioneers of these breakthroughs.”

In the past few months, Vitality Biopharma has made significant progress in its efforts to develop and commercialize cannabis therapeutics. The Company has raised $8.5 million dollars in additional capital, more than doubled its full-time staff including additions to its executive leadership team, and initiated a new line of business focused on use of cannabinoids for opioid reduction.

“Vitality is a bold and creative business, fueled by a unique team and understanding of both cannabinoid science and medicine,” commented CEO Robert Brooke. “Governor Celeste’s appointment to our Board reflects both our aspiration and commitment to emerge as one of the country’s premier developers of breakthrough cannabis therapeutics and to commercialize them across the U.S. in a federally-compliant manner.”

About Vitality Biopharma (Ticker: VBIO)

Vitality Biopharma is dedicated to unlocking the power of cannabinoids for the treatment of serious neurological and inflammatory disorders. The Company’s operations include federally-compliant cannabinoid drug development and the launch of a specialty care treatment network in the United States focused on the reduction of opioid dependence. For more information, visit: www.vitality.bio. Follow us on Facebook, Twitter and LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, Governor Celeste’s service on the board of directors of the Company, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact

Vitality Biopharma

Investor Relations

info@vitality.bio

1-530-231-7800

www.vitality.bio